SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date  of  Report(Date  of  earliest  event  reported):  May  5,  1999



                        POMEROY COMPUTER RESOURCES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



Commission  file  number  0-20022



              DELAWARE                                 31-1227808
---------------------------------------           --------------------
(State or jurisdiction of incorporation             (I.R.S. Employer
          or  organization)                       Identification  No.)



                     1020 Petersburg Road, Hebron, KY 41048
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code (606)586-0600
                                                           -------------


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Item  5.     Other  Events
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     On  May  5, 1999, the Company signed a definitive agreement to purchase the assets and assume certain liabilities of Systems Atlanta Commercial, Inc., a systems integrator and provider of technology staffing located in Atlanta, Georgia. A copy of the press release issued by the Company regarding the acquisition is filed herewith as Exhibit 99.5.




Item  7.          Exhibits
                  --------

     99.5     Press  Release  dated  May  6,  1999


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   POMEROY  COMPUTER  RESOURCES,  INC.
                                   -----------------------------------



Date:  June  10,  1999             By:  /s/  Stephen  E.  Pomeroy
                                   ------------------------------
                                   Stephen E. Pomeroy, Chief Financial Officer

                                                                    Ehhibit 99.5



FOR  IMMEDIATE  RELEASE               FOR  ADDITIONAL  INFORMATION:
                                      ADDIE W. ROSENTHAL (606) 586-0600


                    Pomeroy Computer Acquires Systems Atlanta

Hebron, Kentucky; May 6, 1999: Pomeroy Computer Resources, (Nasdaq "PMRY"), today announced the acquisition of Systems Atlanta Commercial Systems, Inc, an Atlanta, Georgia-based systems integrator and provider of technology staffing.

For the year ended September 30, 1998, Systems Atlanta recorded revenues of approximately $5.5 million. For the first six months of fiscal 1999, more than 30% of the $3.1 million in total revenues reported were the result of their integration and technical staffing services.

In 1998, Systems Atlanta was named one of the Top 100 "Fast Track" technology providers in the country and one of the 500 largest revenue producers by VarBusiness magazine.

Stephen E. Pomeroy, CFO of Pomeroy Computer Resources, explains, "No matter how you view it, geography, business philosophy, skills, target market; acquiring Systems Atlanta made perfect sense. We had opened a services satellite location in Atlanta to fulfill the needs of a large customer, and merging that operation into Systems Atlanta's will provide immediate synergies. "

Adds Scott Dobson, Vice President - Systems Atlanta, "We believe that joining Pomeroy Computer Resources is the next step in our company's plan to become the dominant player in Atlanta's competitive market place. Systems Atlanta customers will benefit from Pomeroy's financial strength and close working relationships with the major technology manufacturers as well as the company's wide service offerings. Additionally, all of our employees and managers are very excited about the new opportunities ahead".

The  Company  declined  to  provide  purchase  specifics.

Pomeroy Computer Resources is one of the country's five largest network integrators, as calculated by Network VAR magazine, and has more than 30 regional facilities in Kentucky, Iowa, Tennessee, Florida, Alabama, Indiana, North Carolina, Ohio, Oklahoma, Texas, West Virginia and South Carolina. For the year ended January 5, 1999, the Company reported revenues of approximately $628 million.
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